                                  SCHEDULE 14A
                                 (RULE 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                      EXCHANGE ACT OF 1934 (AMENDMENT NO. )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ] Preliminary Proxy Statement              [ ]  Confidential, for Use of
                                                  the Commission only (as
                                                  permitted by Rule
                                                  14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                            LAMAR ADVERTISING COMPANY
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)



                   (Name of Person(s) Filing Proxy Statement,
--------------------------------------------------------------------------------
                          if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):


[X]      No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction apples:
     (2)  Aggregate number of securities to which transaction applies:
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
     (4)  Proposed maximum aggregate value of transaction:
     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1)  Amount Previously Paid:
     (2)  Form, Schedule or Registration Statement No.:
     (3)  Filing Party:
     (4)  Date Filed:

                            LAMAR ADVERTISING COMPANY

             5551 CORPORATE BOULEVARD, BATON ROUGE, LOUISIANA 70808
                                 (225) 926-1000


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

     The annual meeting of the stockholders of Lamar Advertising Company, a Delaware corporation (the "Company"), will be held at the offices of Lamar Advertising Company, 5551 Corporate Boulevard, Baton Rouge, Louisiana, at 10:00 a.m. on Thursday, May 25, 2000, for the following purposes:

     1.   To elect ten directors of the Company, each for a one-year term.

     2. To approve an amendment to the Company's Certificate of Incorporation that would increase the number of authorized shares of Class A common stock from 125,000,000 to 175,000,000 shares.

     3. To assume the performance of all obligations under the Company's 1996 Equity Incentive Plan.

     4. To approve an amendment to the Company's 1996 Equity Incentive Plan to increase the number of shares of the Company's Class A common stock available for issuance pursuant to awards under the 1996 Equity Incentive Plan by 1,000,000 shares from 4,000,000 to 5,000,000 shares.

     5.   To approve the Company's 2000 Employee Stock Purchase Plan.

     6. To transact such other business as may properly come before the meeting.

     Only stockholders of record at the close of business on April 10, 2000 will be entitled to vote at the meeting.

     IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING. THEREFORE, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE YOUR PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. IF YOU ATTEND THE MEETING AND WISH TO VOTE IN PERSON, YOUR PROXY WILL NOT BE USED.

                                        By order of the Board of Directors,

                                        James R. McIlwain
                                        Secretary

April 20, 2000

                            LAMAR ADVERTISING COMPANY


                                 ---------------

                                 PROXY STATEMENT
                       FOR ANNUAL MEETING OF STOCKHOLDERS

                                  MAY 25, 2000

                                 ---------------


GENERAL INFORMATION

     The enclosed proxy is solicited on behalf of the Board of Directors of Lamar Advertising Company (the "Company") for use at the annual meeting of stockholders to be held at the offices of Lamar Advertising Company, 5551 Corporate Boulevard, Baton Rouge, Louisiana, at 10:00 a.m. on Thursday, May 25, 2000, and at any adjournments thereof. The approximate date on which this proxy statement and accompanying proxy are first being sent or given to stockholders is April 20, 2000.

     The authority granted by an executed proxy may be revoked, at any time before its exercise, by filing with the Secretary of the Company a written revocation or a duly executed proxy bearing a later date or by voting in person at the meeting. Shares represented by valid proxies will be voted in accordance with the specifications in the proxies. If no specifications are made, the proxies will be voted to elect the directors nominated by the Board of Directors, to approve the amendments to the Company's Certificate of Incorporation, to approve the assumption of the 1996 Equity Incentive Plan, to approve the amendment to the 1996 Equity Incentive Plan, and to approve the 2000 Employee Stock Purchase Plan.

     Only stockholders of record at the close of business on April 10, 2000 (the "Record Date") will be entitled to vote at the meeting. On the Record Date, the Company had outstanding 71,567,644 shares of Class A common stock, 17,000,000 shares of Class B common stock and 5,719.49 shares of Series AA preferred stock, which are its only outstanding classes of voting stock. The holders of Class A common stock and Series AA preferred stock are entitled to one vote for each share registered in their names on the Record Date with respect to all matters to be acted upon at the meeting, and the holders of Class B common stock are entitled to ten votes for each share registered in their names on the Record Date with respect to such matters. The presence at the meeting, in person or by proxy, of a majority in interest of the voting capital stock issued and outstanding and entitled to vote at the meeting shall constitute a quorum for the transaction of business. Proxies submitted by brokers that do not indicate a vote for one or more proposals because the brokers do not have discretionary voting authority and have not received instructions from the beneficial owners on how to vote on these proposals are called "broker non-votes." Abstentions and broker non-votes will be considered present for purposes of determining the presence of a quorum.

SHARE OWNERSHIP

     The following table and footnotes set forth certain information regarding the beneficial ownership of the common stock as of March 1, 2000 by (i) persons known by the Company to be beneficial owners of more than 5% of either class of common stock, (ii) the Chief Executive Officer and each of the other executive officers other than the Chief Executive Officer, (iii) each director and nominee for election as a director of the Company and (iv) all current executive officers and directors of the Company as a group:

          DIRECTORS, OFFICERS                        TITLE OF           NUMBER OF              PERCENT
          AND 5% STOCKHOLDERS                         CLASS             SHARES(1)              OF CLASS
--------------------------------------               ---------        -------------           ----------
Kevin P. Reilly, Jr.                                 Class A             457,500(2)              *
c/o The Lamar Corporation                            Class B(3)       17,000,000(4)            100.0%(5)
5551 Corporate Blvd.
Baton Rouge, LA 70808

Sean E. Reilly                                       Class A             450,000(6)              *
c/o The Lamar Corporation                            Class B(3)       17,000,000(4)            100.0%(5)
5551 Corporate Blvd.
Baton Rouge, LA 70808

Wendell Reilly                                       Class A             450,000(6)              *
c/o The Lamar Corporation                            Class B(3)       17,000,000(4)            100.0%(5)
5551 Corporate Blvd.
Baton Rouge, LA 70808

AMFM, Inc.                                           Class A          26,227,273(7)             36.7%
(f/k/a Chancellor Media Corporation)
1845 Woodall Rodgers Freeway
Suite 1300
Dallas, TX 75201

Putnam Investments, Inc.                             Class A           7,117,044(8)              9.9%
One Post Office Square
Boston, MA 02109

Janus Capital Corporation                            Class A           5,912,671(9)              8.3%
100 Fillmore Street
Denver, CO 80206

Charles W. Lamar, III                                Class A           5,071,259(10)             7.1%
c/o The Lamar Corporation
5551 Corporate Blvd.
Baton Rouge, LA 70808

AMVESCAP PLC                                         Class A           4,478,394(11)             6.3%
11 Devonshire Square
London ECZ2M 4YR
England

Gerald H. Marchand                                   Class A             129,362(12)             *

Keith A. Istre                                       Class A              81,512(13)             *

T. Everett Stewart, Jr.                              Class A              37,400(14)             *

Stephen P. Mumblow                                   Class A               1,000                 *

Thomas O. Hicks                                      Class A                   0                 *

R. Steven Hicks                                      Class A                   0                 *

All Directors and Executive Officers as a Group      Class A          22,778,033(15)            25.7%(16)
(10 Persons)

------------------
*    Less than 1%

(1) The persons and entities named in the table have sole voting and investment power with respect to all shares beneficially owned by them, except as noted below.

(2) Includes 450,000 shares of Class A common stock held by the Reilly Family Limited Partnership (the "RFLP").

(3) Upon the sale of any shares of Class B common stock to a person other than to a Permitted Transferee, such shares will automatically convert into shares of Class A common stock. Permitted Transferees include (i) Kevin P. Reilly, Sr.; (ii) a descendant of Kevin P. Reilly, Sr.; (iii) a spouse or surviving spouse (even if remarried) of any individual named or described in (i) or (ii) above; (iv) any estate, trust, guardianship, custodianship, curatorship or other fiduciary arrangement for the primary benefit of any one or more of the individuals named or described in (i), (ii) and (iii) above; and (v) any corporation, partnership, limited liability company or other business organization controlled by and substantially all of the interests in which are owned, directly or indirectly, by any one or more of the individuals and entities named or described in (i), (ii), (iii) and
     (iv) above. Except for voting rights, the Class A and Class B common stock are substantially identical. The holders of Class A common stock and Class B common stock vote together as a single class (except as may otherwise be required by Delaware law), with the holders of Class A common stock entitled to one vote per share and the holders of Class B common stock entitled to ten votes per share, on all matters on which the holders of common stock are entitled to vote.

(4) Consists of shares held by the RFLP, of which Kevin Reilly, the President and Chief Executive Officer of the Company, is the managing general partner. Kevin Reilly's three siblings, Wendell S. Reilly, Sean E. Reilly (both nominees for director) and Anna Reilly Cullinan, are the other general partners of the RFLP. The managing general partner has sole voting power over the shares but dispositions of the shares require the approval of 50% of the general partnership interests of the RFLP.

(5) Represents 19.2% of the Class A common stock if all shares of Class B common stock are converted into Class A common stock.

(6)  Consists of shares held by the RFLP.

(7) AMFM Inc. shares voting and investment power over these shares with AMFM Holdings, Inc., Capstar Broadcasting Partners, Inc. and AMFM Operating Inc. Based on the Schedule 13D filed by AMFM Inc. with the SEC on March 10, 2000.

(8) Putnam Investments, Inc. ("PI") shares voting power as to 97,750 of these shares with The Putnam Advisory Co., Inc. and shares investment power with Putnam Investment Management, Inc. and The Putnam Advisory Co., Inc. as to 6,812,827 and 304,217 of these shares, respectively. Based on the Schedule 13G/A for the year ended December 31, 1999 filed by PI with the SEC.

(9) Based on the Schedule 13G/A filed with the SEC by Janus Capital Corporation for the year ended December 31, 1999.

(10) Includes (a) 200,000 shares of which Mr. Lamar may, on November 19, 2001, put to a broker at $50.36 per share and the broker has the right to call Mr. Lamar at $76.95 per share; (b) 425,000 shares that Mr. Lamar has exchanged for units in exchange funds over which he retains voting power;
     (c) 1,289,967 shares held in trust for Mr. Lamar's two minor children who reside with him, 250,000 shares of which the trusts may, on October 5, 2001, put to a broker at $39.07 per share and the broker has the right to call the trusts at $61.64 per share; Mr. Lamar disclaims beneficial ownership to these shares (d) 80,000 shares that the trusts for Mr. Lamar's two minor children who reside with him have exchanged for units in an exchange fund over which they retain voting power; Mr. Lamar disclaims beneficial ownership to these shares; (e) 1,500,000 shares of held by CWL3, LLC, as to which Mr. Lamar is deemed the beneficial owner and (f) 10,750 shares owned by Mr. Lamar's spouse, as to which Mr. Lamar disclaims beneficial ownership.

(11) AMVESCAP PLC shares voting and investment power over these shares with AVZ, Inc., AIM Management Group, Inc., AMVESCAP Group Services, Inc., INVESCO Inc., INVESCO Capital Management, Inc., INVESCO Management & Research, Inc., INVESCO Realty Advisers, Inc., INVESCO North America Holdings, Inc., INVESCO Funds Group, Inc. and INVESCO (NY) Asset Management, Inc. Based on the Schedule 13G/A for the year ended December 31, 1999 filed by AMVESCAP PLC with the SEC.

(12) Includes 16,000 shares of Class A common stock subject to stock options exercisable within 60 days of March 1, 2000, and 51,282 shares owned by the Marchand Family Partnership of which Mr. Marchand is a partner. Mr. Marchand shares voting power over the partnership shares with his wife.

(13) Includes 80,200 shares of Class A common stock subject to stock options exercisable within 60 days of March 1, 2000.

(14) Includes 8,000 shares of Class A common stock subject to stock options exercisable within 60 days of March 1, 2000.

(15) See Notes 2, 4, 6, 10, 12, 13 and 14.

(16) Assumes the conversion of all shares of Class B common stock into shares of Class A common stock.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     The Company's executive officers and directors and persons who own beneficially more than ten percent of the Company's equity securities are required under Section 16(a) of the Securities Exchange Act of 1934 to file reports of ownership and changes in ownership of Company securities with the Securities and Exchange Commission. Copies of these reports must also be furnished to the Company. Based solely on a review of the copies of reports furnished to the Company and written representations that no other reports were required, the Company believes that during 1999 the Company's executive officers, directors and 10% beneficial owners complied with all applicable
Section 16(a) filing requirements, subject to the following: Kevin Reilly, a director and Chief Executive Officer of the Company, and Sean Reilly, a director and executive officer of the Company, each filed a Form 4 in October 1999 regarding the exchange of shares held by the RFLP for interests in an exchange fund, which should have been reported on a Form 4 no later than September 10, 1999. T. Everett Stewart, a director of the Company, filed a Form 4 in September 1999 to report a grant of stock options which should have been reported on a Form 5 no later than February 15, 1999. Keith Istre, a director of the Company, filed a Form 4 in September 1999, reporting a grant of stock options which should have been reported on a Form 5 no later than February 15, 1999. Gerald Marchand, a director of the Company, filed a Form 4 in September 1999, reporting a grant of stock options which should have been reported on a Form 5 no later than February 15, 1999. Mr. Marchand filed a Form 5 on February 14, 2000, reporting two sales that should have been reported on Forms 4 no later than December 10, 1999 and January 10, 2000. Mr. Marchand also reported a gift made in September 1997 on his February 2000 Form 5. Charles W. Lamar III, a director of the Company, filed a Form 4 on March 9, 1999 reporting two sales of shares held in trust for his minor children, which should have been reported on Forms 4 no later than February 10, 1999.

ITEM 1 ELECTION OF DIRECTORS

     The Board of Directors has fixed the number of directors at ten for the coming year. The persons named below have been nominated for election as directors at the annual meeting of stockholders to be held on May 25, 2000, to serve until the next annual meeting of stockholders and until their successors are elected and qualified. Each has consented to being named a nominee in this proxy statement and to serve, if elected, as a director. If any nominee is unable to serve, proxies will be voted for such other candidates as may be nominated by the Board of Directors.

     Directors will be elected by a plurality of the votes cast by the stockholders entitled to vote on this proposal at the meeting. Abstentions, broker non-votes and votes withheld will not be treated as votes cast for this purpose and will not affect the outcome of the election.

     The following table contains certain information about the nominees for director.

                                              BUSINESS EXPERIENCE DURING PAST FIVE                       DIRECTOR
        NAME AND AGE                             YEARS AND OTHER DIRECTORSHIPS                            SINCE
-----------------------                       ------------------------------------                       --------
Kevin P. Reilly, Jr.           Kevin P. Reilly, Jr. has served as the Company's President and Chief        1984
Age: 45                        Executive Officer since February 1989 and as a director of the
                               Company since February 1984.  Mr. Reilly served as President of the
                               Company's Outdoor Division from 1984 to 1989.  Mr. Reilly, an employee of the Company since 1978, has also served as Assistant and
                               General Manager of the Company's Baton Rouge Region and Vice
                               President and General Manager of the Louisiana Region.  Mr. Reilly
                               received a B.A. from Harvard University in 1977.

Keith A. Istre                 Keith A. Istre has been Chief Financial Officer of the Company since        1991
Age: 47                        February 1989 and a director of the Company since February 1991.  Mr.
                               Istre joined the Company as Controller in 1978 and became Treasurer in 1985. Prior to joining the Company, Mr. Istre was employed by a public accounting firm in Baton Rouge from 1975 to 1978. Mr. Istre graduated from the University of Southwestern Louisiana in 1974 with a degree in  accounting.

Charles W. Lamar, III          Charles W. Lamar, III has been a director of the Company since June         1973
Age: 51                        1973.  He joined the Company in 1982 and served as General Counsel and Secretary through December 1998.  Prior to joining the Company,
                               Mr. Lamar maintained his own law practice and was employed by a law firm in Baton Rouge.  In January 1999, Mr. Lamar became Chairman and
                               Chief Executive Officer of Woodlawn Land Company, a commercial real estate company.  Mr. Lamar received a B.A. in Philosophy from Harvard
                               University in 1971, a M.A. in Economics from Tufts University in 1972 and a J.D. from Boston University in 1975.

Gerald H. Marchand             Gerald H. Marchand has been Regional Manager of the Gulf Coast              1978
Age: 68                        Region, which encompasses operations in Louisiana and Mississippi, since 1988 and a director of the Company since 1978.  He began his career with the Company in leasing and went on to become President of the Outdoor Division.  He has served as General Manager of the Lake
                               Charles and Mobile operations.  Mr. Marchand received a Masters in
                               Education from Louisiana State University in 1955.

                                              BUSINESS EXPERIENCE DURING PAST FIVE                       DIRECTOR
        NAME AND AGE                             YEARS AND OTHER DIRECTORSHIPS                            SINCE
--------------------------                    ------------------------------------                       --------
T. Everett Stewart, Jr.        T. Everett Stewart, Jr. has been President of Interstate Logos, Inc.        1997
Age: 46                        since 1988, and has been a director since 1997.  He served as
                               Regional Manager of the Company's Baton Rouge Region from 1984 to
                               1988. Previously, he served the Company as Sales Manager in
                               Montgomery and General Manager of the Monroe and Alexandria
                               operations. Before joining the Company in 1979, Mr. Stewart was employed by the Lieutenant Governor of the State of Alabama and by
                               a United States Senator from the State of Alabama. Mr. Stewart received a B.S. in Finance from Auburn University in 1976.

Sean E. Reilly                 Sean E. Reilly is Director of Mergers and Acquisitions and President        1999
Age: 38                        of the Company's real estate division, TLC Properties, Inc.  He began working with the Company as Vice President of Mergers and
                               Acquisitions in 1987 and served in that capacity until 1994.  He served as a director of the Company from 1989 to 1996.  Mr. Reilly was the Chief Executive Officer of Wireless One, Inc., a wireless cable television company, from 1994 to 1997.  Mr. Reilly received a
                               B.A. from Harvard University in 1984 and a J.D. from Harvard Law
                               School in 1989.

Wendell Reilly                 Wendell Reilly has been a director of Lamar Advertising since               1999
Age: 42                        November 1999.  Mr. Reilly has been Chairman of the Board and CEO of
                               Grapevine Communications, LLC, a media investment company, since 1996.
                               He is also Chairman of the Board of GOCOM Holdings, LLC, a television broadcasting company. From 1994 to 1996 he worked as an independent media consultant and investment banker and from 1989 to 1993 served as the Chief Financial Officer of Haas Publishing Companies. Mr. Reilly
                               received a B.A. in English from Emory University in 1980 and an M.B.A.
                               in Finance from Vanderbilt University in 1983.

Stephen P. Mumblow             Stephen P. Mumblow is the President and a Director of Communications
Age: 44                        Corporation of America, a television and radio broadcasting company,        1999
                               having joined that company in 1998.  Mr. Mumblow was a Managing
                               Director of Chase Securities, Inc., an investment banking firm, from
                               March 1988 to August 1998, prior to which he was a Vice President of
                               Michigan Energy Resources Company, an intrastate natural gas utility company and cable television and broadcasting concern, and Citibank,
                               N.A., a commercial bank.  Mr. Mumblow is a 1977 graduate of The
                               Wharton School, University of Pennsylvania with a BS Degree in
                               Economics.

                                              BUSINESS EXPERIENCE DURING PAST FIVE                       DIRECTOR
        NAME AND AGE                             YEARS AND OTHER DIRECTORSHIPS                            SINCE
                                              ------------------------------------                       --------
Thomas O. Hicks                Thomas O. Hicks has been a director of Lamar Advertising Company            1999
Age: 54                        since November 1999.  Mr. Hicks is Chairman of the Board and Chief
                               Executive Officer of Hicks, Muse, Tate & Furst Incorporated.  He has
                               held these positions since June 1989.  Mr. Hicks serves as director,
                               Chairman and Chief Executive Officer of AMFM Inc. and as a director of International Home Foods, Inc., Sybron International Corporation,
                               Home Interiors & Gifts, Inc., LIN Holdings corp., LIN Television
                               Corporation, Regal Cinemas, Inc., Triton Energy Limited, Mumm
                               Perrier-Jouet, Teligent, Inc. and Cooperative Computing, Inc.

R. Steven Hicks                Mr. Hicks has been a director of Lamar Advertising Company since            2000
Age: 50                        March 2000.  Mr. Hicks is the Vice Chairman of the board of directors and a director of AMFM, Inc. and the President and Chief Executive
                               Officer of AM Media Services Group, both of which are radio broadcasting companies. He has held these positions since July 1999. He also served as President and Chief Executive Officer of Capstar Broadcasting
                               Corporation from June 1996 to July 1999 and as President of
                               SFX Broadcasting, Inc. from September 1993 to April 1996.

     Kevin P. Reilly, Jr., Sean E. Reilly and Wendell Reilly are brothers and Charles W. Lamar, III is their cousin. Thomas O. Hicks and R. Steven Hicks are brothers.

BOARD AND COMMITTEE MEETINGS

     The Board of Directors held four meetings during 1999. Each of the directors then in office attended at least 75% of the aggregate of all meetings of the Board and all meetings of the committees of the Board on which such director then served.

     The Company has standing Audit and Compensation Committees of the Board of Directors but does not have a Nominating Committee. The Audit Committee, which currently consists of Stephen Mumblow, Charles W. Lamar, III, Wendell Reilly, and Steven Hicks, held two meetings during 1999. The primary function of the Audit Committee is to assist the Board of Directors in the discharge of its duties and responsibilities by providing the Board with an independent review of the financial health of the Company and of the reliability of the Company's financial controls and financial reporting systems. The Committee reviews the general scope of the Company's annual audit, the fee charged by the Company's independent accountants and other matters relating to internal control systems. For information about the Compensation Committee, see the "Compensation Committee Report on Executive Compensation" below.

     The Company also has an Executive Committee of the Board of Directors. The Executive Committee has authority to operate the affairs of the Company between meetings of the Board of Directors and administers the Company's 2000 Employee Stock Purchase Plan. The Executive Committee currently consists of Kevin Reilly, Keith Istre and Gerald Marchand.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     The Company purchased a sign easement for $93,900 from Jennifred Holdings, LLC, of which Kevin and Sean Reilly each hold a 50% interest.

     In September 1999, the Company purchased the capital stock of Chancellor Media Outdoor Corporation and Chancellor Media Whiteco Outdoor Corporation, both indirect wholly owned subsidiaries of AMFM Inc. (f/k/a Chancellor Media Corporation) for a combination of approximately $700,000,000 in cash and 26,227,273 shares of Class A common stock valued at approximately $947,000,000. Thomas Hicks is the Chief Executive Officer and Chairman of the Board of Directors of AMFM Inc. and R. Steven Hicks is the Vice Chairman of the Board of AMFM Inc.

     The Company purchased approximately $1,951,000 of highway signs used in its logo signs business from Interstate Highway Signs Corp. during 1999. Interstate Highway Signs Corp. is a wholly-owned subsidiary of Sign Acquisition Corp. Kevin
P. Reilly, Jr. has voting control over a majority of the outstanding shares of Sign Acquisition Corp. through a voting trust.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     During the fiscal year ended December 31, 1999, the Company's Compensation Committee consisted of Charles W. Lamar, III, Stephen Mumblow, Wendell Reilly and Thomas Hicks. As described in the preceding section, during 1999, the Company engaged in a transaction with AMFM, Inc., for which Thomas Hicks is the Chief Executive Officer and Chairman of the Board of Directors and R. Steven Hicks is the Vice Chairman of the Board of Directors.

     Jack S. Rome was a member of the Compensation Committee from January 1999 to November 1999. Mr. Rome was employed by the Company from 1975 to 1986.

EXECUTIVE COMPENSATION

     The Compensation Committee Report set forth below describes the Company's compensation policies applicable to executive officers and the basis for Mr. Reilly's compensation as Chief Executive Officer. The following graph shows a comparison of the cumulative total stockholder returns on the Class A common stock over the period from August 2, 1996 (the first trading day of the Class A common stock) to December 31, 1999 as compared with that of the Nasdaq US Index and two indexes of certain companies selected by the Company as comparative to the Company in that each is an outdoor advertising company. The Old Custom Composite Index was replaced with the New Custom Composite Index because (i) Chancellor Media Corporation, a member of the Old Custom Composite Index, sold substantially all of its outdoor advertising assets to Lamar Advertising Company in 1999 and, therefore, is no longer an outdoor advertising company, and; (ii) Outdoor Systems, Inc., a member of the Old Custom Composite Index, ceased trading in 1999. The Company reformed the representative peer group by adding a new member. The graph assumes $100 invested on August 2, 1996 in Class A common stock at its initial public offering price of $10.67 per share (as adjusted for the Company's 3-for-2 stock split effected in February 1998), the Nasdaq US Index and the old and new peer group indexes, with all dividends, if any, being reinvested.

                                    [GRAPH]

----------------------------------------------------------------------------------------------------
                                            2-AUG-96   31-DEC-96   31-DEC-97   31-DEC-98   31-DEC-99
----------------------------------------------------------------------------------------------------
Lamar Advertising Company                  $     100   $     152   $     248   $     349   $     568
----------------------------------------------------------------------------------------------------

Nasdaq US                                  $     100   $     114   $     140   $     198   $     359
----------------------------------------------------------------------------------------------------

Old Custom Composite Index (4 Stocks)(1)   $     100   $      92   $     210   $     295   $     469
----------------------------------------------------------------------------------------------------

New Custom Composite Index (3 Stocks)(2)   $     100   $      86   $     184   $     249   $     359
----------------------------------------------------------------------------------------------------

------------------

----------------------------------------------------------------------------------------------------

(1) The 4-Stock Old Custom Composite Index consists of Chancellor Media Corporation, Clear Channel Communications, Inc., Outdoor Systems, Inc. and The Ackerley Group, Inc.

(2) The 3-Stock New Custom Composite Index consists of Clear Channel Communications, Inc., the Ackerly Group, Inc., and Infinity Broadcasting Corp.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Board of Directors (the "Committee") currently consists of Charles W. Lamar, III (Chairman), Steven Mumblow, Thomas Hicks and Wendell Reilly. The Committee's responsibilities include reviewing the performance of the Chief Executive Officer and the other executive officers of the Company and making determinations as to such officers' cash and equity-based compensation and benefits. The Committee met one time during 1999.

     The Company's executive compensation policy is designed to attract, retain and reward executive officers who contribute to the long-term success of the Company by maintaining a competitive salary structure and aligning individual compensation with the achievement of corporate and individual performance objectives.

     The Committee reviews the entire executive compensation package for each officer, which consists of base salary, annual cash bonuses and stock option grants under the Company's 1996 Equity Incentive Plan.

     Executive Officer Compensation

     Overall, the Committee has determined that executive officer base salaries and cash bonuses should be based on industry averages for comparable positions as well as on individual and corporate performance.

     For 1999, the Chief Executive Officer made recommendations to the Committee as to base salary amounts for each executive officer (including himself) based on his assessment of each officer's individual performance and current level of compensation. The Committee evaluated the Chief Executive Officer's recommendations, taking into account the officer's tenure in his position, the Committee's subjective assessment of individual performance and the Company's overall performance during the prior year. The Committee did not apply a strict formula but instead considered these factors together without giving any specific weight to any individual factor. The Committee gauged overall performance of the Company based on several key indicators. These indicators included the number of acquisitions completed and the aggregate purchase price, the market performance of the Company's Class A common stock and the growth in net revenues and cash flows. The Committee also considered the current financial and economic environment in making its assessment. Based on its evaluation, the Committee approved the Chief Executive Officer's recommendations that the base compensation of each executive officer be increased in 1999.

     Each year, the Chief Executive Officer proposes to the Committee the size of annual bonuses, taking into account the growth of the Company for that year and each officer's individual performance. In 1999, cash bonuses paid to the Chief Executive Officer and other executive officers amounted to $900,000. The Chief Executive Officer's bonus was based on the overall financial performance of the Company during 1999 and the successful completion of over $1.8 billion in acquisitions during the year.

     Stock Options

     The Committee believes that stock option grants align the interests of management with those of the Company's stockholders. The Committee granted stock options to Mr. Istre both in 1996 and 1998 due to his performance and the growth of the Company during this period. The Committee determined that additional options should be granted to Mr. Istre in 1999 due to the significant increase in size of the of the Company during 1999 and the resulting increased responsibilities in his position.

     Deduction Limit for Executive Compensation

     Section 162(m) of the Internal Revenue Code limits a publicly held company's tax deduction for compensation paid to the chief executive officer and the other four most highly paid officers. Generally, amounts paid in excess of $1,000,000 to a covered executive in any year cannot be deducted. Certain performance-based compensation that has been approved by stockholders is not subject to the limit. The Company does not expect to have compensation exceeding the $1,000,000 limitation for the foreseeable future. Stock options granted under the 1996 Equity Incentive Plan are not subject to the limitation under applicable regulations. In addition, the Committee will consider as appropriate other ways to maximize the deductibility of executive compensation, while retaining the discretion to compensate certain executive officers in a manner commensurate with performance and the competitive environment for executive talent without regard to deductibility.

                                   By the Compensation Committee,

                                   Charles W. Lamar, III
                                   Wendell Reilly
                                   Stephen P. Mumblow
                                   Thomas O. Hicks

SUMMARY COMPENSATION TABLE

     The following table sets forth certain compensation information for the Chief Executive Officer and each of the other executive officers of the Company whose salary and bonus for the year ended December 31, 1999 exceeded $100,000 (the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                                                            LONG-TERM
                                       ANNUAL COMPENSATION             COMPENSATION AWARDS
                                   ----------------------------        ---------------------
                                                                        SHARES OF CLASS A
                                                                           COMMON STOCK            ALL OTHER
NAME AND PRINCIPAL POSITION        YEAR     SALARY($)  BONUS($)        UNDERLYING OPTIONS(#)   COMPENSATION($)(1)
--------------------------------   ----     ---------  --------        ---------------------   ------------------
Kevin P. Reilly, Jr                1999      217,000   400,000                    --                57,500
   President and Chief Executive   1998      180,000   400,000                    --                57,500
   Officer                         1997      180,000   350,000                    --                57,500


Keith A. Istre                     1999      156,000   250,000                40,000                15,000
   Treasurer and Chief Financial   1998      102,000   220,000                50,000                15,000
   Officer                         1997      102,000   200,000                    --                15,000


Sean E. Reilly                     1999      125,000   250,000                    --                    --
   Director of Mergers and         1998(2)        --        --                    --                    --
   Acquisitions                    1997(2)        --        --                    --                    --

------------------
(1) The reported amounts consist of employer contributions under the Company's deferred compensation plan.
(2) No 1997 or 1998 compensation is reported for Sean Reilly because he was not an executive officer in those years.

OPTION GRANTS AND POTENTIAL REALIZABLE VALUES TABLE

     The following table sets forth certain information concerning option grants made to the Named Executive Officers as of December 1999.

                        OPTION GRANTS IN LAST FISCAL YEAR

                                 Individual Grants                            Potential Realizable Value  Alternative To
---------------------------------------------------------------------------     At Assumed Annual Rates    (f) And (g):
                        Number Of       Percent Of                           of Stock Price Appreciation    Grant Date
                        Securities     Total Options   Exercise                    For Option Term            Value
                        Underlying      Granted To     of Base               ---------------------------  --------------
                          Options      Employees In     Price    Expiration                                Grant Date
       Name             Granted (#)    Fiscal Year      ($/Sh)      Date         5% ($)      10% ($)     Present Value $
       (a)                 (b)            (c)            (d)         (c)          (f)          (g)             (h)
--------------------    -----------    -------------   --------  ----------  -----------    ---------    ---------------
Kevin P. Reilly, Jr.           0           --              --           --          --             --           --
Keith A. Istre            40,000(1)       3.6          33.375      5/28/09     839,574      2,127,646           --
Sean E. Reilly                 0           --              --           --          --             --           --

---------------
(1) This option became exercisable as to 8,000 shares on May 28, 1999 and will become exercisable as to an additional 8,000 shares on each of May 28, 2000, 2001, 2002 and 2003.

OPTION EXERCISES AND YEAR-END VALUES TABLE

     The following table sets forth certain information concerning exercisable and unexercisable stock options held by the Named Executive Officers as of December 31, 1999.

               AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                          FISCAL YEAR-END OPTION VALUE

                                                                   Number of Securities
                                                                  Underlying Unexercised       Value of Unexercised
                                                                    Options at Fiscal        in-the-Money Options at
                             Shares Acquired        Value        Year-End(#) Exercisable/       Fiscal Year-End($)
Name                         on Exercise(#)      Realized($)         Unexercisable(1)      Exercisable/Unexercisable(1)
--------------------         ---------------     -----------     ------------------------  ----------------------------
Kevin P. Reilly, Jr.                  0                  --                0/0                         0/0
Keith A. Istre                   26,000           1,207,917           72,200/92,000            3,027,088/3,273,205
Sean E. Reilly                        0                  --                0/0                         0/0

------------------
(1) Based on the difference between the option exercise price and the closing price of the underlying Class A common stock on December 31, 1999, which closing price was $60.56.

DIRECTOR COMPENSATION

     During 1999, directors who were not employed by the Company received a fee of $1,500 a month and were reimbursed for travel expenses incurred to attend such meetings.

ITEM 2 PROPOSAL TO APPROVE AN AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF CLASS A COMMON STOCK

     On February 24, 2000, the Board of Directors of the Company approved and recommended to the stockholders that Article FOURTH of the Company's Certificate of Incorporation be amended to increase the number of authorized shares of its capital stock from 163,510,000 to 213,510,000 shares and the number of authorized shares of its Class A common stock from 125,000,000 to 175,000,000 shares, subject to stockholder approval of the proposed amendment.

     The principal reason for the proposed amendment is to ensure that a sufficient number of shares of Class A common stock are available for future use by the Company. As of March 1, 2000, there were 71,556,882 shares of Class A common stock issued and outstanding, 5,000,000 shares of Class A common stock reserved for issuance under the 1996 Equity Incentive Plan, 500,000 shares of Class A common stock reserved for issuance under the Employee Stock Purchase Plan, 6,216,210 reserved for issuance upon conversion of outstanding 5 1/4% Convertible Notes due 2006 and 17,000,000 shares of Class A common stock reserved for issuance upon conversion of outstanding shares of Class B common stock. Accordingly, only approximately 24,726,908 shares of Class A common stock would be available for future use without any increase in the number of authorized shares. If the proposed amendment is adopted by the stockholders, the additional authorized common stock would be available for issuance from time to time for such corporate purposes as financings, acquisitions, stock splits and stock dividends, as the Board of Directors may deem appropriate, without delay or the necessity of a special stockholders' meeting to approve a further amendment to the Certificate of Incorporation. No further action on the part of the Company's stockholders would be necessary to issue additional shares of Class A common stock unless required by applicable law or regulations or under the rules governing the Nasdaq National Market or any stock exchange on which the Class A common stock may then be listed.

     The holders of any additional shares of Class A common stock issued in the future would have the same rights as the holders of Class A common stock currently outstanding. Those rights do not include preemptive rights with respect to the future issuance of any additional shares. The issuance of additional shares of Class A common stock, while providing desirable flexibility in carrying out corporate purposes, could have the effect of diluting the interests of existing holders of common stock.

VOTES REQUIRED

     The affirmative vote of the holders of a majority in interest of the outstanding Class A common stock, Class B common stock and Series AA preferred stock, voting together as a single class, is required to approve the proposed amendment to the Certificate of Incorporation. Therefore, abstentions and broker non-votes will have the effect of votes against this proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THIS PROPOSAL.

ITEM 3 PROPOSAL TO APPROVE THE ASSUMPTION OF LAMAR ADVERTISING COMPANY'S 1996 EQUITY INCENTIVE PLAN

GENERAL

     The 1996 Equity Incentive Plan was adopted by Lamar Advertising Company in July 1996. There were originally 2,000,000 shares of Class A common stock reserved for issuance under the 1996 Equity Incentive Plan, which became 3,000,000 shares as a result of a 3-for-2 stock split effected in February 1998, and the shares of Class A common Stock reserved for issuance under the plan was increased by 1,000,000 to 4,000,000 shares at the 1999 Annual Meeting of Stockholders. The number of shares reserved for issuance under the 1996 Equity Incentive Plan includes shares subject to options already granted and shares issued pursuant to options already exercised. The 1996 Equity Incentive Plan is designed to provide the Company flexibility in awarding equity incentives by providing for different types of incentives that may be awarded. The purpose of the 1996 Equity Incentive Plan is to attract and retain key employees of and consultants to the Company and its eligible affiliated companies and to enable them to participate in the long-term growth of the Company.

ASSUMPTION

     On July 20, 1999, Lamar Advertising Company completed a corporate restructuring to create a new holding company structure. The restructuring was accomplished through a merger under section 251(g) of the Delaware General Corporation Law. At the effective time of the merger, all stockholders of Lamar Advertising Company became stockholders in a new holding company and Lamar Advertising Company became a wholly-owned subsidiary of the new holding company. The new holding company took the Lamar Advertising Company name and the old Lamar Advertising Company was renamed Lamar Media Corp. In connection with this corporate restructuring, the Company agreed to assume the performance of all obligations of old Lamar Advertising Company under its 1996 Equity Incentive Plan and the Board directed that the assumption be submitted to the stockholders for approval at the 2000 Annual Meeting. Although stockholder approval of the assumption is not required by applicable law on resolutions, it is required in order for options granted under the Plan to employees to qualify as incentive stock options. The Board of Directors believes that it is advisable to give the stockholders an opportunity to approve this assumption as it will allow employee participants in the 1996 Equity Incentive Plan to benefit from the favorable tax treatment described below. The Company believes that stockholder approval of the assumption is necessary and appropriate to enable the Company to attract and retain the quality of employees whose services are considered important to the Company's future progress, including employees of companies acquired by the Company. The Company believes that participation in the 1996 Equity Incentive Plan provides such employees with an incentive to remain as employees of the Company.

     The following is a summary of the Equity Incentive Plan's features.

ADMINISTRATION AND ELIGIBILITY

     The 1996 Equity Incentive Plan provides for the grant of stock options (incentive and nonstatutory), stock appreciation rights and restricted stock for the purchase of shares of Class A common stock. Awards under the 1996 Equity Incentive Plan can be granted to employees and consultants of the Company as well as employees and consultants of its eligible subsidiaries who are capable of contributing significantly to the successful performance of the Company. The Compensation Committee administers the 1996 Equity Incentive Plan and selects the participants and establishes the terms and conditions of each option or other equity right granted under the 1996 Equity Incentive Plan, including the exercise price, the number of shares subject to options or other equity rights and the time(s) at which such options become exercisable. Subject to certain limitations the Compensation Committee may delegate to one or more executive officers of the Company the power to make awards to participants who are not subject to Section 16 of the Securities Exchange Act of 1934 or "covered employees" for purposes of Section 162(m) of the Internal Revenue Code. The Compensation Committee has authorized the Chief Financial Officer to grant options to purchase shares of Class A common stock to each such participant.

     The exercise price of all "incentive stock options" ("ISOs") within the meaning of Section 422 of the Internal Revenue Code granted under the 1996 Equity Incentive Plan must be at least equal to 100% of the fair market value of the option shares on the date of grant. The term of any ISO granted under the 1996 Equity Incentive Plan may not exceed ten years.

     As of March 1, 2000, approximately 2,600 employees of the Company and its affiliates were eligible to participate in the 1996 Equity Incentive Plan. The closing price of the Company's Class A common stock as reported on the Nasdaq National Market on March 1, 2000 was $46.31.

1996 EQUITY INCENTIVE PLAN ACTIVITY

     As of March 1, 2000, options to purchase an aggregate of 4,386,500 shares of Class A common stock had been granted under the 1996 Equity Incentive Plan, of which options to purchase 194,070 shares had been cancelled and options to purchase 1,369,557 shares had been exercised. As of such date, 807,570 shares remained available for the granting of awards under the 1996 Equity Incentive Plan, if the 1,000,000 shares added by the amendment for which stockholder approval is being requested by the following proposal are included. No stock appreciation rights or awards other than option grants have been granted under the 1996 Equity Incentive Plan to date.

FEDERAL INCOME TAX CONSEQUENCES RELATING TO STOCK OPTIONS

     Incentive Stock Options. An optionee does not realize taxable income upon the grant or exercise of an ISO under the 1996 Equity Incentive Plan. If no disposition of shares issued to an optionee pursuant to the exercise of an ISO is made by the optionee within two years from the date of grant or within one year from the date of exercise, then (a) upon sale of such shares, any amount realized in excess of the option price (the amount paid for the shares) is taxed to the optionee as a capital gain and any loss sustained will be a capital loss and (b) no deduction is allowed to the Company for Federal income tax purposes. The exercise of ISOs gives rise to an adjustment in computing alternative minimum taxable income that may result in alternative minimum tax liability for the optionee.

     If shares of common stock acquired upon the exercise of an ISO are disposed of prior to the expiration of the two-year and one-year holding periods described above (a "disqualifying disposition") then (a) the optionee realizes ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of the shares at exercise (or, if less, the amount realized on a sale of such shares) over the option price thereof and (b) the Company is entitled to deduct such amount. Any further gain realized is taxed as a capital gain and does not result in any deduction to the Company. A disqualifying disposition in the year of exercise will generally avoid the alternative minimum tax consequences of the exercise of an ISO.

     Nonstatutory Stock Options. No income is realized by the optionee at the time a nonstatutory option is granted. Upon exercise, (a) ordinary income is realized by the optionee in an amount equal to the difference between the option price and the fair market value of the shares on the date of exercise and (b) the Company receives a tax deduction for the same amount. Upon disposition of the shares, appreciation or depreciation after the date of exercise is treated as a capital gain or loss and will not result in any deduction by the Company.

VOTES REQUIRED

     The affirmative vote of the holders of a majority of the shares of voting stock present or represented at the meeting and entitled to vote on this proposal will constitute the approval of the assumption of the 1996 Equity Incentive Plan. Abstentions will count as votes against the assumption and broker non-votes will not be counted.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THIS PROPOSAL.

ITEM 4    PROPOSAL TO APPROVE AN AMENDMENT TO 1996 EQUITY INCENTIVE PLAN

     In August 1999, the Board of Directors voted, subject to stockholder approval, to amend the 1996 Equity Incentive Plan to increase the aggregate number of shares of Class A common stock available under such plan by an additional 1,000,000 shares to an aggregate of 5,000,000 shares, subject to adjustment for stock-splits and similar capital changes. Although approval of the amendment is not required by applicable law on resolutions, it is required in order for options granted under the 1996 Equity Incentive Plan to qualify as Incentive Stock Options. The Board of Directors believes that it is advisable to give the stockholders an opportunity to approve this amendment so that employee participants in the 1996 Equity Incentive Plan may benefit from the favorable tax treatment described in Item 3. If the stockholders are opposed to the proposal, the Board of Directors will reconsider the amendment. The Company believes that this increase is necessary and appropriate to enable the Company to attract and retain the quality of employees whose services are considered important to the Company's future progress, including employees of companies acquired by the Company. The Company believes that participation in the 1996 Equity Incentive Plan provides such employees with an incentive to remain as employees of the Company. Please refer to Item 3 above for a detailed description of the 1996 Equity Incentive Plan

VOTES REQUIRED

     The affirmative vote of the holders of a majority of the shares of voting stock present or represented at the meeting and entitled to vote on this proposal will constitute the approval of the proposed amendment to the 1996 Equity Incentive Plan. Abstentions will count as votes against the amendment and broker non-votes will not be counted.


THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THIS PROPOSAL.

ITEM 5    PROPOSAL TO APPROVE THE COMPANY'S 2000 EMPLOYEE STOCK PURCHASE PLAN

GENERAL

     On February 24, 2000, the Board of Directors adopted the 2000 Employee Stock Purchase Plan (the "Purchase Plan"). Under the Purchase Plan, eligible employees of the Company may purchase shares of common stock at a discount from fair market value. The purpose of the Purchase Plan is to provide employees of the Company who wish to become stockholders of the Company an opportunity to purchase Class A common stock of the Company. Although approval of the Purchase Plan is not required by applicable law on resolutions, it is required in order for the Purchase Plan to qualify under Section 423 ("Section 423") of the Internal Revenue Code of 1986, as amended (the "Code"). Qualification under
Section 423 of the Code will permit the Company's employees to benefit from the favorable tax treatment described below. If the stockholders are opposed to the proposal, the Board of Directors will not commence any further offerings under the Purchase Plan. The Board of Directors believes this provides a potentially significant benefit to employees and is in the interests of the Company and its stockholders generally.

     The following is a summary of the Purchase Plan's principal features.

ADMINISTRATION AND ELIGIBILITY

     Five hundred thousand (500,000) shares of common stock (subject to adjustments for stock-splits and similar capital changes) are reserved for issuance under the Purchase Plan, plus an annual increase of a maximum of 500,000 shares per year beginning in 2001. As of March 1, 2000, approximately 1,940 employees were eligible to participate under the Purchase Plan. To date, no shares of Common Stock have been issued under the Purchase Plan. Subject to stockholder approval, the Purchase Plan is intended to qualify as an "employee stock purchase plan" within the meaning of Section 423. Rights to purchase Common Stock under the Purchase Plan are granted at the discretion of the Executive Committee, which determines the frequency and duration of individual offerings under the Purchase Plan and the dates when stock may be purchased. Offerings may last up to twenty-seven months or such longer period as may then be consistent with Section 423 of the Code, however the Company currently expects that each offering will last six months. Eligible employees participate voluntarily and may withdraw from any offering at any time before stock is purchased. Participation terminates automatically upon termination of employment, except termination because of disability or death.

     The purchase price per share of common stock in an offering is determined by the Executive Committee from time to time; provided that the purchase price per share shall not be less than 85% of the lesser of its fair market value at the beginning of the offering period or on the applicable exercise date. The purchase price may be paid through payroll deductions, lump sum payments, delivery of shares of common stock of the Company, or a combination thereof subject to the discretion of the Executive Committee, but purchases are currently being allowed only through payroll deductions. The Purchase Plan terminates on April 1, 2010.

     In accordance with Section 423 of the Code, no employee may participate in an offering under the Purchase Plan if, immediately after the right to acquire shares of common stock in the offering is granted, the employee would own 5% or more of the voting stock of the Company (including stock that may be purchased through subscriptions under the Purchase Plan or any other options), nor may an employee buy more than $25,000 worth of stock (determined by the fair market value of the common stock at the time the right to purchase the common stock is granted) through the Purchase Plan in any calendar year.

FEDERAL INCOME TAX CONSEQUENCES

     If the stockholders approve the Purchase Plan, participants will not realize taxable income at the commencement of an offering or at the time shares are purchased under the Purchase Plan. If a participant holds shares purchased under the Purchase Plan for at least two years from the offering commencement date, then upon sale of the shares, the participant will be treated as having received taxable compensation income of 15% of the fair market value of the stock at the commencement of the offering (or, if less, any amount realized on sale of such shares in excess of the purchase price). No deduction will be allowed to the Company for Federal income tax purposes upon the purchase of shares or, if the participant waits the prescribed period to sell, upon sale. However, if the participant does not wait the prescribed period to sell, he or she will be treated as having received taxable compensation income upon sale equal to the excess of the fair market value of the stock on the date of purchase over the actual purchase price, and the Company will be allowed to deduct that amount. In either case, any difference over or under the participant's tax cost (the purchase price plus the amount of taxable compensation income that the participant recognizes upon sale of the shares) will be treated as capital gain or loss.

     Assuming stockholder approval, if a participant dies during the two-year holding period while owning shares purchased under the Purchase Plan, 15% of the fair market value of the stock at the commencement of the offering period (or, if less, the fair market value of such shares on the date of death in excess of the purchase price) is taxed to the participant as ordinary income in the year of death, and the Company would not be allowed a deduction for Federal income tax purposes.

     If the stockholders do not approve the Purchase Plan, a participant will be treated as having received taxable compensation income at the time of purchase equal to the excess of the fair market value of the stock on the date of purchase over the actual purchase price, and the Company will be allowed to deduct that amount. If the stockholders do not approve the Purchase Plan, no offerings will commence after the date of disapproval.

VOTES REQUIRED

     The affirmative vote of the holders of a majority of the shares of voting stock present or represented at the meeting and entitled to vote on this proposal will constitute the approval of the 2000 Employee Stock Purchase Plan. Abstentions will count as votes against the approval and broker non-votes will not be counted.


THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THIS PROPOSAL.

OTHER MATTERS

     The Board of Directors does not know of any business to come before the meeting other than the matters described in the notice. If other business is properly presented for consideration at the meeting, the enclosed proxy authorizes the persons named therein to vote the shares in their discretion.

DEADLINE FOR STOCKHOLDER PROPOSALS

     In order for a stockholder proposal to be considered for inclusion in the Company's proxy materials for the 2001 Annual Meeting of Stockholders, it must be received by the Company at 5551 Corporate Boulevard, Baton Rouge, Louisiana 70808, Attention: Secretary, no later than December 21, 2000.

     In addition, the Company's Bylaws require a stockholder who wishes to bring business before or propose director nominations at an annual meeting to give advance written notice to the Secretary of the Company as described in the Bylaws. To be timely for the 2001 Annual Meeting, proposals must be received by not later than the close of business on March 12, 2001.

INFORMATION CONCERNING AUDITORS

     The firm of KPMG LLP, independent accountants, examined the Company's financial statements for the year ended December 31, 1999. The Board of Directors has appointed KPMG LLP to serve as the Company's independent auditors for its fiscal year ending December 31, 2000. Representatives of KPMG LLP are expected to attend the annual meeting to respond to appropriate questions, and will have the opportunity to make a statement if they desire.

EXPENSES OF SOLICITATION

     The Company will bear the cost of the solicitation of proxies, including the charges and expenses of brokerage firms and others of forwarding solicitation material to beneficial owners of common stock. In addition to the use of mails, proxies may be solicited by officers and any regular employees of the Company in person or by telephone. The Company expects that the costs incurred in the solicitation of proxies will be nominal.


April 20, 2000

APPENDIX A: PROPOSED 1996 EQUITY INCENTIVE PLAN


1. PURPOSE

     The purpose of the Lamar Advertising Company 1996 Equity Incentive Plan (the "Plan") is to attract and retain key employees and consultants of the Company and its Affiliates, to provide an incentive for them to achieve long-range performance goals, and to enable them to participate in the long-term growth of the Company by granting Awards with respect to the Company's Class A Common Stock (the "Common Stock").

2. ADMINISTRATION

     The Plan shall be administered by the Committee. The Committee shall select the Participants to receive Awards and shall determine the terms and conditions of the Awards. The Committee shall have authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the operation of the Plan as it shall from time to time consider advisable, and to interpret the provisions of the Plan. The Committee's decisions shall be final and binding. To the extent permitted by applicable law, the Committee may delegate to one or more executive officers of the Company the power to make Awards to Participants who are not Reporting Persons or Covered Employees and all determinations under the Plan with respect thereto, provided that the Committee shall fix the maximum amount of such Awards for all such Participants and a maximum for any one Participant.

3. ELIGIBILITY

     All employees and consultants of the Company or any Affiliate capable of contributing significantly to the successful performance of the Company, other than a person who has irrevocably elected not to be eligible, are eligible to be Participants in the Plan. Incentive Stock Options may be granted only to persons eligible to receive such Options under the Code.

4. STOCK AVAILABLE FOR AWARDS

     (a) AMOUNT. Subject to adjustment under subsection (b), Awards may be made under the Plan for up to 5,000,000 shares of Common Stock. If any Award expires or is terminated unexercised or is forfeited or settled in a manner that results in fewer shares outstanding than were awarded, the shares subject to such Award, to the extent of such expiration, termination, forfeiture or decrease, shall again be available for award under the Plan. Common Stock issued through the assumption or substitution of outstanding grants from an acquired company shall not reduce the shares available for Awards under the Plan. Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares.

     (b) ADJUSTMENT. In the event that the Committee determines that any stock dividend, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, exchange of shares or other transaction affects the Common Stock such that an adjustment is required in order to preserve the benefits intended to be provided by the

Plan, then the Committee (subject in the case of Incentive Stock Options to any limitation required under the Code) shall equitably adjust any or all of (i) the number and kind of shares in respect of which Awards may be made under the Plan,
(ii) the number and kind of shares subject to outstanding Awards and (iii) the exercise price with respect to any of the foregoing, and if considered appropriate, the Committee may make provision for a cash payment with respect to an outstanding Award, provided that the number of shares subject to any Award shall always be a whole number.

     (c) LIMIT ON INDIVIDUAL GRANTS. The maximum number of shares of Common Stock subject to Options and Stock Appreciation Rights that may be granted to any Participant in the aggregate in any calendar year shall not exceed 300,000 shares, subject to adjustment under subsection (b).

5. STOCK OPTIONS

     (a) GRANT OF OPTIONS. Subject to the provisions of the Plan, the Committee may grant options ("Options") to purchase shares of Common Stock (i) complying with the requirements of Section 422 of the Code or any successor provision and any regulations thereunder ("Incentive Stock Options") and (ii) not intended to comply with such requirements ("Nonstatutory Stock Options"). The Committee shall determine the number of shares subject to each Option and the exercise price therefor, which shall not be less than 100% of the Fair Market Value of the Common Stock on the date of grant, provided that a Nonstatutory Stock Option granted to a new employee or consultant within 90 days of the date of employment may have a lower exercise price so long as it is not less than 100% of Fair Market Value on the date of employment. No Incentive Stock Option may be granted hereunder more than ten years after the effective date of the Plan.

     (b) TERMS AND CONDITIONS. Each Option shall be exercisable at such times and subject to such terms and conditions as the Committee may specify in the applicable grant or thereafter. The Committee may impose such conditions with respect to the exercise of Options, including conditions relating to applicable federal or state securities laws, as it considers necessary or advisable.

     (c) PAYMENT. Payment for shares to be delivered pursuant to any exercise of an Option may be made in whole or in part in cash or, to the extent permitted by the Committee at or after the grant of the Option, by delivery of a note or other commitment satisfactory to the Committee or shares of Common Stock owned by the optionee, including Restricted Stock, or by retaining shares otherwise issuable pursuant to the Option, in each case valued at their Fair Market Value on the date of delivery or retention, or such other lawful consideration as the Committee may determine.

6. STOCK APPRECIATION RIGHTS

     (a) GRANT OF SARs. Subject to the provisions of the Plan, the Committee may grant rights to receive any excess in value of shares of Common Stock over the exercise price ("Stock Appreciation Rights" or "SARs") in tandem with an Option (at or after the award of the Option), or alone and unrelated to an Option. SARs in tandem with an Option shall terminate to the extent that the related Option is exercised, and the related Option shall terminate to the extent that the tandem SARs are exercised. The Committee shall determine at the time of grant or thereafter whether SARs are settled in cash, Common Stock or other securities of the Company, Awards or other property, and may define the manner of determining the excess in value of the shares of Common Stock.

     (b) EXERCISE PRICE. The Committee shall fix the exercise price of each SAR or specify the manner in which the price shall be determined. An SAR granted in tandem with an Option shall have an exercise price not less than the exercise price of the related Option. An SAR granted alone and unrelated to an Option may not have an exercise price less than 100% of the Fair Market Value of the Common Stock on the date of the grant, provided that such an SAR granted to a new employee or consultant within 90 days of the date of employment may have a lower exercise price so long as it is not less than 100% of Fair Market Value on the date of employment.

7. RESTRICTED STOCK

     (a) GRANT OF RESTRICTED STOCK. Subject to the provisions of the Plan, the Committee may grant shares of Common Stock subject to forfeiture ("Restricted Stock") and determine the duration of the period (the "Restricted Period") during which, and the conditions under which, the shares may be forfeited to the Company and the other terms and conditions of such Awards. Shares of Restricted Stock may be issued for no cash consideration, such minimum consideration as may be required by applicable law or such other consideration as the Committee may determine.

     (b) RESTRICTIONS. Shares of Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered, except as permitted by the Committee, during the Restricted Period. Shares of Restricted Stock shall be evidenced in such manner as the Committee may determine. Any certificates issued in respect of shares of Restricted Stock shall be registered in the name of the Participant and unless otherwise determined by the Committee, deposited by the Participant, together with a stock power endorsed in blank, with the Company. At the expiration of the Restricted Period, the Company shall deliver such certificates to the Participant or if the Participant has died, to the Participant's Designated Beneficiary.

8. GENERAL PROVISIONS APPLICABLE TO AWARDS

     (a) REPORTING PERSON LIMITATIONS. Notwithstanding any other provision of the Plan, to the extent required to qualify for the exemption provided by Rule 16b-3 under the Exchange Act, Awards made to a Reporting Person shall not be transferable by such person other than by will or the laws of descent and distribution and are exercisable during such person's lifetime only by such person or by such person's guardian or legal representative. If then permitted by Rule 16b-3, such Awards, unless Incentive Stock Options, may also be made transferable pursuant to a Qualified Domestic Relations Order as defined in the Code or Title I of the Employee Retirement Income Security Act or the rules thereunder.

     (b) DOCUMENTATION. Each Award under the Plan shall be evidenced by a writing delivered to the Participant specifying the terms and conditions thereof and containing such other terms and conditions not inconsistent with the provisions of the Plan as the Committee considers necessary or advisable to achieve the purposes of the Plan or to comply with applicable tax and regulatory laws and accounting principles.

     (c) COMMITTEE DISCRETION. Each type of Award may be made alone, in addition to or in relation to any other Award. The terms of each type of Award need not be identical, and the Committee need not treat Participants uniformly. Except as otherwise provided by the Plan or a particular Award, any determination with respect to an Award may be made by the Committee at the time of grant or at any time thereafter.

     (d) DIVIDENDS AND CASH AWARDS. In the discretion of the Committee, any Award under the Plan may provide the Participant with (i) dividends or dividend equivalents payable currently or deferred with or without interest and (ii) cash payments in lieu of or in addition to an Award.

     (e) TERMINATION OF EMPLOYMENT. The Committee shall determine the effect on an Award of the disability, death, retirement or other termination of employment of a Participant and the extent to which, and the period during which, the Participant's legal representative, guardian or Designated Beneficiary may receive payment of an Award or exercise rights thereunder.

     (f) CHANGE IN CONTROL. In order to preserve a Participant's rights under an Award in the event of a change in control of the Company (as defined by the Committee), the Committee in its discretion may, at the time an Award is made or at any time thereafter, take one or more of the following actions: (i) provide for the acceleration of any time period relating to the exercise or payment of the Award, (ii) provide for payment to the Participant of cash or other property with a Fair Market Value equal to the amount that would have been received upon the exercise or payment of the Award had the Award been exercised or paid upon the change in control, (iii) adjust the terms of the Award in a manner determined by the Committee to reflect the change in control, (iv) cause the Award to be assumed, or new rights substituted therefor, by another entity, or
(v) make such other provision as the Committee may consider equitable to Participants and in the best interests of the Company.

     (g) LOANS. The Committee may authorize the making of loans or cash payments to Participants in connection with the grant or exercise any Award under the Plan, which loans may be secured by any security, including Common Stock, underlying or related to such Award (provided that the loan shall not exceed the Fair Market Value of the security subject to such Award), and which may be forgiven upon such terms and conditions as the Committee may establish at the time of such loan or at any time thereafter.

     (h) WITHHOLDING TAXES. The Participant shall pay to the Company, or make provision satisfactory to the Committee for payment of, any taxes required by law to be withheld in respect of Awards under the Plan no later than the date of the event creating the tax liability. In the Committee's discretion, such tax obligations may be paid in whole or in part in shares of Common Stock, including shares retained from the Award creating the tax obligation, valued at their Fair Market Value on the date of delivery. The Company and its Affiliates may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to the Participant.

     (i) FOREIGN NATIONALS. Awards may be made to Participants who are foreign nationals or employed outside the United States on such terms and conditions different from those specified in the Plan as the Committee considers necessary or advisable to achieve the purposes of the Plan or to comply with applicable laws.

     (j) AMENDMENT OF AWARD. The Committee may amend, modify or terminate any outstanding Award, including substituting therefor another Award of the same or a different type, changing the date of exercise or realization and converting an Incentive Stock Option to a Nonstatutory Stock Option, provided that the Participant's consent to such action shall be required unless the Committee determines that the action, taking into account any related action, would not materially and adversely affect the Participant.

9. CERTAIN DEFINITIONS

     "Affiliate" means any business entity in which the Company owns directly or indirectly 50% or more of the total voting power or has a significant financial interest as determined by the Committee.

     "Award" means any Option, Stock Appreciation Right or Restricted Stock granted under the Plan.

     "Board" means the Board of Directors of the Company.

     "Code" means the Internal Revenue Code of 1986, as amended from time to time, or any successor law.

     "Committee" means one or more committees each comprised of not less than two members of the Board appointed by the Board to administer the Plan or a specified portion thereof. Unless otherwise determined by the Board, if a Committee is authorized to grant Awards to a Reporting Person or a Covered Employee, each member shall be a "non-employee director" or the equivalent within the meaning of applicable Rule 16b-3 under the Exchange Act or an "outside director" within the meaning of Section 162(m) of the Code, respectively.

     "Common Stock" or "Stock" means the Class A Common Stock, $0.001 par value, of the Company.

     "Company" means Lamar Advertising Company, a Delaware corporation.

     "Covered Employee" means a "covered employee" within the meaning of Section 162(m) of the Code.

     "Designated Beneficiary" means the beneficiary designated by a Participant, in a manner determined by the Committee, to receive amounts due or exercise rights of the Participant in the event of the Participant's death. In the absence of an effective designation by a Participant, "Designated Beneficiary" means the Participant's estate.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, or any successor law.

     "Fair Market Value" means, with respect to Common Stock or any other property, the fair market value of such property as determined by the Committee in good faith or in the manner established by the Committee from time to time.

     "Participant" means a person selected by the Committee to receive an Award under the Plan.

     "Reporting Person" means a person subject to Section 16 of the Exchange
Act.

10. MISCELLANEOUS

     (a) NO RIGHT TO EMPLOYMENT. No person shall have any claim or right to be granted an Award. Neither the Plan nor any Award hereunder shall be deemed to give any employee the right to continued employment or to limit the right of the Company to discharge any employee at any time.

     (b) NO RIGHTS AS STOCKHOLDER. Subject to the provisions of the applicable Award, no Participant or Designated Beneficiary shall have any rights as a stockholder with respect to any shares of Common Stock to be distributed under the Plan until he or she becomes the holder thereof. A Participant to whom Common Stock is awarded shall be considered the holder of the Stock at the time of the Award except as otherwise provided in the applicable Award.

     (c) EFFECTIVE DATE. Subject to the approval of the stockholders of the Company, the Plan shall be effective on July 24, 1996.

     (d) AMENDMENT OF PLAN. The Board may amend, suspend or terminate the Plan or any portion thereof at any time, subject to such stockholder approval as the Board determines to be necessary or advisable to comply with any tax or regulatory requirement.

     (e) GOVERNING LAW. The provisions of the Plan shall be governed by and interpreted in accordance with the laws of Delaware.

APPENDIX B: 2000 EMPLOYEE STOCK PURCHASE PLAN

1. PURPOSE.

     This 2000 Employee Stock Purchase Plan (the "Plan") is adopted by Lamar Advertising Company (the "Company") to provide Eligible Employees who wish to become shareholders of the Company an opportunity to purchase shares of Class A Common Stock, par value $.001 per share, of the Company ("Common Stock"). The Plan is intended to qualify as an "employee stock purchase plan" under Section 423 of the Internal Revenue Code of 1986, as amended (the "Code"), and the provisions of the Plan shall be construed so as to extend and limit participation in a manner consistent with the requirements of Section 423; provided that, if and to the extent authorized by the Board, the fact that the Plan does not comply in all respects with the requirements of Section 423 shall not affect the operation of the Plan or the rights of Employees hereunder.

2. CERTAIN DEFINITIONS.

     As used in this Plan:

     (a) "Board" means the Board of Directors of the Company, and "Committee" means the Executive Committee of the Board or such other committee as the Board may appoint from time to time to administer the Plan.

     (b) "Coordinator" means the officer of the Company or other person charged with day-to-day supervision of the Plan as appointed from time to time by the Board or the Committee.

     (c) "Designated Beneficiary" means a person designated by an Employee in the manner prescribed by the Committee or the Coordinator to receive certain benefits provided in this Plan in the event of the death of the Employee.

     (d) "Eligible Employee" with respect to any Offering hereunder means any Employee who, as of the Offering Commencement Date for such Offering:

          (i) has been a Full-time Employee of the Company or any of its Subsidiaries for not less than twelve months; and

          (ii) would not, immediately after any right to acquire Shares in such Offering is granted, own stock or rights to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of any subsidiary corporation, determined in accordance with Section 423.

     (e) "Employee" means an employee (as that term is used in Section 423) of the Company or any of its Subsidiaries.

     (f) "Fair Market Value" of a Share shall mean the fair market value of a share of Common Stock, as determined by the Committee.

     (g) "Full-time Employee" is an Employee whose customary employment is for more than (i) 20 hours per week and (ii) five months, in the calendar year during which the respective Offering Commencement Date occurs.

     (h) "Offering" is an offering of Shares pursuant to Section 5 of the Plan.

     (i) "Offering Commencement Date" means the date on which an Offering under the Plan commences, and "Offering Termination Date" means the date on which an Offering under the Plan terminates.

     (j) "Purchase Date" means each date on which the rights granted under the Plan may be exercised for the purchase of Shares.

     (k) "Section 423" and subdivisions thereof refer to Section 423 of the Code or any successor provision(s).

     (l) "Shares" means shares of Common Stock.

     (m) "Subsidiary" means a subsidiary corporation, as defined in Section 424 of the Code, of the Company the Employees of which are designated by the Board of Directors or the Committee as eligible to participate in the Plan.

3. ADMINISTRATION OF THE PLAN.

     The Committee shall administer, interpret and apply all provisions of the Plan as it deems necessary or appropriate, subject, however, at all times to the final jurisdiction of the Board of Directors. The Board may in any instance perform any of the functions of the Committee hereunder. The Committee may delegate administrative responsibilities to the Coordinator, who shall, for matters involving the Plan, be an ex officio member of the Committee. Determinations made by the Committee and approved by the Board of Directors with respect to any provision of the Plan or matter arising in connection therewith shall be final, conclusive and binding upon the Company and upon all participants, their heirs or legal representatives.

4. SHARES SUBJECT TO THE PLAN.

     The maximum aggregate number of Shares that may be purchased upon exercise of rights granted under the Plan shall be 500,000 plus an annual increase to be added on the first day of each fiscal year of the Company beginning with the 2001 fiscal year equal to the least of (i) 500,000 Shares, (ii) one-tenth of one percent of the total number of Shares outstanding on the last day of the preceding fiscal year, and (iii) a lesser amount determined by the Board. Appropriate adjustments in such amount, the number of Shares covered by outstanding rights granted hereunder, the securities that may be purchased hereunder, the Exercise Price, and the maximum number of Shares or other securities that an employee may purchase (pursuant to Section 8 below) shall be made to give effect to any mergers, consolidations, reorganizations, recapitalizations, stock splits, stock dividends or other relevant changes in the capitalization of the Company occurring after the effective date of the Plan; provided that any fractional Share otherwise issuable hereunder as a result of such an adjustment shall be adjusted downward to the nearest full Share. Any agreement of merger or consolidation involving the Company will include appropriate provisions for protection of the then existing rights of participating employees under the Plan. Either authorized and unissued Shares or treasury Shares may be purchased under the Plan. The Committee may impose restrictions on transfer on Shares purchased under the Plan. If for any reason any right under the Plan terminates in whole or in part, Shares subject to such terminated right may again be subjected to a right under the Plan.

5. OFFERINGS; PARTICIPATION.

     (a) From time to time, the Company, by action of the Committee, will grant rights to purchase Shares to Eligible Employees pursuant to one or more Offerings, each having an Offering Commencement Date, an Offering Termination Date, and one or more Purchase Dates as designated by the Committee. No Offering may last longer than twenty-seven (27) months or such longer period as may then be consistent with Section 423. The Committee may limit the number of Shares issuable in any Offering, either before or during such Offering.

     (b) Participation in each Offering shall be limited to Eligible Employees who elect to participate in such Offering in the manner, and within the time limitations, established by the Committee. No person otherwise eligible to participate in any Offering under the Plan shall be entitled to participate if he or she has elected not to participate. Any such election not to participate may be revoked only with the consent of the Committee.

     (c) An Employee who has elected to participate in an Offering may make such changes in the level of payroll deductions as the Committee may permit from time to time, or may withdraw from such Offering, by giving written notice to the Company before any Purchase Date. No Employee who has withdrawn from participating in an Offering may resume participation in the same Offering, but he or she may participate in any subsequent Offering if otherwise eligible.

     (d) Upon termination of a participating Employee's employment for any reason, including retirement but excluding death or disability (as defined in Section 22(e)(3) of the Code) while in the employ of the Company or a Subsidiary, such Employee will be deemed to have withdrawn from participation in all pending Offerings.

     (e) Upon termination of a participating Employee's employment because of disability or death, the Employee or his or her Designated Beneficiary, if any, as the case may be, shall have the right to elect, with respect to each Offering in which the Employee was then participating, by written notice given to the Coordinator within 30 days after the date of termination of employment (but not later than the next applicable Purchase Date for each Offering), either (i) to withdraw from such Offering or (ii) to exercise the Employee's right to purchase Shares on the next Purchase Date of such Offering to the extent of the accumulated payroll deductions or other contributions in the Employee's account at the date of termination of employment. If no such election with respect to any Offering is made within such period, the Employee shall be deemed to have withdrawn from such Offering on the date of termination of employment. The foregoing election is not available to any person, such as a legal representative, as such, other than the Employee or a Designated Beneficiary.

6. EXERCISE PRICE.

     The rights granted under the Plan shall be exercised and Shares shall be purchased at a price per Share (the "Exercise Price") determined by the Committee from time to time; provided that the Exercise Price shall not be less than eighty-five percent (85%) of the Fair Market Value of a Share on (a) the respective Offering Commencement Date or (b) the respective Purchase Date, whichever is lower.

7. EXERCISE OF RIGHTS; METHOD OF PAYMENT.

     (a) Participating Employees may pay for Shares purchased upon exercise of rights granted hereunder through regular payroll deductions, by lump sum cash payment, by delivery of shares of Common Stock valued at Fair Market Value on the date of delivery, or a combination thereof, as determined by the Committee from time to time. No interest shall be paid upon payroll deductions or other amounts held hereunder (whether or not used to purchase Shares) unless specifically provided for by the Committee. All payroll deductions and other amounts received or held by the Company under this Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such amounts.

     (b) Subject to any applicable limitation on purchases under the Plan, and unless the Employee has previously withdrawn from the respective Offering, rights granted to a participating Employee under the Plan will be exercised automatically on the Purchase Date of the respective Offering coinciding with the Offering Termination Date, and the Committee may provide that such rights may at the election of the Employee be exercised on one or more other Purchase Dates designated by the Committee within the period of the Offering, for the purchase of the number of Shares that may be purchased at the applicable Exercise Price with the accumulated payroll deductions or other amounts contributed by such Employee as of the respective Purchase Date. Fractional Shares will be issued under the Plan, unless the Committee determines otherwise. If fractional Shares are not issued, any amount that would otherwise have been applied to the purchase of a fractional Share shall be retained and applied to the purchase of Shares in the following Offering unless the respective Employee elects otherwise. The Company will deliver to each participating Employee or to an account of the participating Employee designated by the Committee evidence of ownership of the shares of Common Stock purchased within a reasonable time after the Purchase Date in such form as the Committee determines will give the participating Employee full ownership of and rights to transfer the Shares. The Committee may require that the participating Employee hold such Shares in an account of the participating Employee designated by the Committee.

     (c) Any amounts contributed by an Employee or withheld from the Employee's compensation that are not used for the purchase of Shares, whether because of such Employee's withdrawal from participation in an Offering (voluntarily, upon termination of employment, or otherwise) or for any other reason, except as provided in Section 7(b), shall be repaid to the Employee or his or her Designated Beneficiary or legal representative, as applicable, within a reasonable time thereafter.

     (d) The Company's obligation to offer, sell and deliver Shares under the Plan at any time is subject to (i) the approval of any governmental authority required in connection with the authorized issuance or sale of such Shares, (ii) satisfaction of the listing requirements of any national securities exchange or securities market on which the Common Stock is then listed, and (iii) compliance, in the opinion of the Company's counsel, with all applicable federal and state securities and other laws.

8. LIMITATIONS ON PURCHASE RIGHTS.

     (a) Any provision of the Plan or any other employee stock purchase plan of the Company or any subsidiary (collectively, "Other Plans") to the contrary notwithstanding, no Employee shall be granted the right to purchase Common Stock (or other stock of the Company and any subsidiary) under the Plan and all Other Plans at a rate that exceeds an aggregate of $25,000 (or such other maximum as may be prescribed from time to time by Section 423) in Fair Market Value of such stock (determined at the time the rights are granted) for each calendar year in which any such right is outstanding.

     (b) An Employee's participation in any one or a combination of Offerings under the Plan shall not exceed such additional limits as the Committee may from time to time impose.

9. TAX WITHHOLDING.

     Each participating Employee shall pay to the Company or the applicable Subsidiary, or make provision satisfactory to the Committee for payment of, any taxes required by law to be withheld in respect of the purchase or disposition of Shares no later than the date of the event creating the tax liability. In the Committee's discretion and subject to applicable law, such tax obligations may be paid in whole or in part by delivery of Shares to the Company, including Shares purchased under the Plan, valued at Fair Market Value on the date of delivery. The Company or the applicable Subsidiary may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to the Employee or withhold Shares purchased hereunder, which shall be valued at Fair Market Value on the date of withholding.

10. PARTICIPANTS' RIGHTS AS SHAREHOLDERS AND EMPLOYEES.

     (a) No participating Employee shall have any rights as a shareholder in the Shares covered by a right granted hereunder until such right has been exercised, full payment has been made for such Shares, and the Share certificate is actually issued.

     (b) Neither the adoption, maintenance, nor operation of the Plan nor any grant of rights hereunder shall entitle any Employee to continued employment or other service with the Company or any Subsidiary or restrict the right of any of such entities to terminate such employment or service or otherwise change the terms of such employment or service at any time or for any reason.

11. RIGHTS NOT TRANSFERABLE.

     Rights under the Plan are not assignable or transferable by a participating Employee other than by will or the laws of descent and distribution and, during the Employee's lifetime, are exercisable only by the Employee. The Company may treat any attempted inter vivos assignment as an election to withdraw from all pending Offerings.

12. AMENDMENTS TO OR TERMINATION OF THE PLAN.

     The Board shall have the right to amend, modify or terminate the Plan at any time without notice, subject to any stockholder approval that the Board determines to be necessary or advisable; provided that the rights of Employees hereunder with respect to any ongoing or completed Offering shall not be adversely affected.

13. GOVERNING LAW.

     Subject to overriding federal law, the Plan shall be governed by and interpreted consistently with the laws of Delaware.

14. EFFECTIVE DATE AND TERM.

     This Plan will become effective on April 1, 2000. No rights shall be granted under the Plan after April 1, 2010.

                              (FRONT OF PROXY CARD)

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

            PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS MAY 25, 2000

                            LAMAR ADVERTISING COMPANY

         The undersigned stockholder of Lamar Advertising Company (the "Company") hereby appoints Kevin P. Reilly, Jr. and Keith A. Istre and each of them acting singly, the attorneys and proxies of the undersigned, with full power of substitution, to vote on behalf of the undersigned all of the shares of capital stock of the Company that the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held May 25, 2000, and at all adjournments thereof, hereby revoking any proxy heretofore given with respect to such shares.

         THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER(S). IF NO SPECIFICATIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE PROPOSALS.



                        PLEASE SIGN AND MAIL PROXY TODAY



                            MARK HERE FOR ADDRESS CHANGE AND NOTE ON REVERSE [ ]


                  (CONTINUED AND TO BE SIGNED ON REVERSE SIDE.)




                                                              [SEE REVERSE SIDE]

                             (REVERSE OF PROXY CARD)

[X] PLEASE MARK YOUR VOTES AS THIS EXAMPLE.

                                                 FOR                WITHHELD
                                            All nominees        For all nominees

1.       Proposal to elect directors             [ ]                  [ ]

         FOR, except withheld from the following nominee(s):

         ---------------------------------------------------

         Nominees:         Kevin P. Reilly, Jr.
                           Keith A. Istre
                           Charles W. Lamar, III
                           Gerald H. Marchand
                           T. Everett Stewart, Jr.
                           Sean E. Reilly
                           Stephen P. Mumblow
                           Wendell Reilly
                           Thomas O. Hicks
                           R. Steven Hicks



                                                FOR        AGAINST      ABSTAIN
2.       Proposal to amend the                  [ ]          [ ]          [ ]
         Certificate of Incorporation

                                                FOR        AGAINST      ABSTAIN
3.       Proposal to assume the 1996 Equity     [ ]          [ ]          [ ]
         Incentive Plan

                                                FOR        AGAINST      ABSTAIN
4.       Proposal to amend the 1996 Equity      [ ]          [ ]          [ ]
         Incentive Plan

                                                FOR        AGAINST      ABSTAIN
5.       Proposal to approve the Company's      [ ]          [ ]          [ ]
         2000 Employee Stock Purchase Plan



Signature:                                   Date:
          ---------------------------             ------------------------------

Signature:                                   Date:
          ---------------------------             ------------------------------


NOTE: Please sign exactly as name appears on stock certificate. When shares are held by joint tenants, both should sign. When signing as
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         name by President or other authorized officer. If a partnership,
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